UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2016

SOUTHERN CALIFORNIA GAS COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 WEST FIFTH STREET

LOS ANGELES, CALIFORNIA 90013

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 244-1200

None.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 3, 2016, Southern California Gas Company (the “Company”) closed the public offering and sale of $500,000,000 aggregate principal amount of its 2.600% First Mortgage Bonds, Series TT, due 2026 (the “Bonds”) with proceeds to the Company (after deducting the underwriting discount but before other expenses estimated at approximately $500,000) of 99.156% of the aggregate principal amount of the Bonds. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3, as amended (File No. 333-205950).

The Bonds were issued pursuant to a Supplemental Indenture, dated as of June 3, 2016, which is attached hereto as Exhibit 4.1. The Bonds will mature on June 15, 2026. Interest on the Bonds accrues from June 3, 2016 and is payable on June 15 and December 15 of each year, beginning on December 15, 2016. The Bonds will be redeemable prior to maturity, at the Company’s option, at the redemption prices described in the Form of Bond, which form is attached hereto in Exhibit 4.2.

Further information regarding the sale of the Bonds is contained in the underwriting agreement, dated May 31, 2016, which is attached hereto as Exhibit 1.1.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 31, 2016.

4.1	Supplemental Indenture, dated as of June 3, 2016.

4.2	Form of Series TT Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016.	SOUTHERN CALIFORNIA GAS COMPANY

	By:	/s/ Bruce A. Folkmann
Bruce A. Folkmann
Vice President, Controller, Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 31, 2016.

4.1	Supplemental Indenture, dated as of June 3, 2016.

4.2	Form of Series TT Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).